UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008 (October 24, 2008)

Solera National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53181	02-0774841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

319 S. Sheridan Blvd.

Lakewood, CO 80226

303-209-8600

(Address and telephone number of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a) On October 28, 2008, Solera National Bancorp, Inc. announced the departure of Mr. Paul M. Ferguson as President of Solera National Bancorp, Inc., a Delaware corporation and bank holding company (the “Company”), and as President and Chief Executive Officer of Solera National Bank (the “Bank”), a national bank and wholly-owned subsidiary of the Company.  Mr. Ferguson has served as the President and director of the Company since 2006 and as the President and Chief Executive Officer and director of the Bank since 2007.  Mr. Ferguson was relieved of his duties effective October 24, 2008.  The Company is currently negotiating a Severance and Release Agreement with Mr. Ferguson.

(c) The Board of Directors of the Company have appointed Douglas Crichfield as President and Chief Executive Officer of both the Company and the Bank effective October 27, 2008, pending regulatory approval.  Mr. Crichfield, age 65, has served as a director of the Company since 2006 and a director of the Bank since 2007.  Prior to being appointed President and Chief Executive Officer of the Company and the Bank, Mr. Crichfield was the Principal and Owner for the Crichfield Group, which provided business consulting for entrepreneurs with an emphasis on bank advisory work.  Prior to forming the Crichfield Group in September 1999, he was a director and Executive Vice President of CFX Corporation, and President, Chief Executive Officer and Trustee for CFX Corporation’s principal subsidiary, CFX Bank. Prior to that, Mr. Crichfield served as President, Chief Executive Officer and director of Community Bankshares, Inc. and its wholly-owned subsidiary Concord Savings Bank.  None of the Crichfield Group, CFX Corporation, CFX Bank, Community Bankshares, Inc. or Concord Savings Bank were or are a parent, subsidiary or affiliate of the Company. Mr. Crichfield has over 30 years of banking experience.  He has a Certificate from Harvard University Institute of Financial Management, a Certificate from the University of Illinois Graduate School of Bank Investments and a B.A. and M.A. in Economics from Northeastern University.

(e) The Company has agreed to pay Mr. Crichfield a monthly salary of $16,250.  The Compensation Committee of the Board is engaged in discussions with Mr. Crichfield relating to the remaining terms and conditions of his employment. Mr. Crichfield has no familial relationships with any Executive Officer or Director of the Company. There have been no transactions in which the Company has participated and in which Mr. Crichfield has had direct or indirect interest involving in excess of $120,000.

On October 28, 2008, the Company issued a press release announcing the changes to the Company’s management, which are described above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated October 28, 2008 entitled “Solera National Bancorp, Inc. Announces Change in Executive Management”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera National Bancorp, Inc.
(Registrant)

Date: October 28, 2008	By:	/s/ Robert J. Fenton
	Name:	Robert J. Fenton
	Title:	Vice President, Secretary and Treasurer